                                  EXHIBIT 11

         Exhibit 11. Statement re: Computation of Per Share Earnings

                                                                                        Quarter Ended
                                                                                        Mar. 31, 1999
                                                                                        -------------
         1.    Net income                                                               $     452,000
                                                                                        =============

         2.    Weighted average common shares outstanding                                   1,234,772
                                                                                        =============

         3.    Basic earnings per share                                                 $        0.37
                                                                                        =============

         4.    Weighted average common shares outstanding                                   1,234,772

         5.    Additional dilutive shares using the average market value for the period utilizing the treasury stock method regarding
               stock options                                                                   43,603
                                                                                        -------------
         6.    Total weighted average common shares and equivalents
               outstanding for fully diluted earnings per share                             1,278,375
                                                                                        =============

         7.    Diluted earnings per share                                               $        0.35
                                                                                        =============